UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2023, VIP Play, Inc’s. (the “Company,” “us,” “our”) board of directors (the “Board”) approved a new stock option plan for our director’s officers, employees, advisors and contractors (the “2023 Plan”). The 2023 Plan provided for stock grants and options to purchase shares of our common stock to be awarded, at the discretion of the Board, to our director’s officers, employees, advisors and contractors (collectively, “Participants”) as part of our wider approach to hire and retain the services of qualified individuals. The 2023 Plan was subsequently approved by a majority of our stockholders.

On October 3, 2025, the Board approved two amendments to the 2023 Plan (the “Amendments”): (1) an increase in the aggregate number of shares of our authorized but unissued common stock that can be awarded under the plan from 5,960,000 shares to 18,250,000 shares (the “Share Increase”); and (2) the ability to issue Participants a new type of award called Restricted Stock Units (“RSUs”) that represent the right to receive shares of our common stock upon the satisfaction of vesting or other specified conditions. The Share Increase is subject to approval of our stockholders within 12 months from the date of the Board’s approval. The addition of the ability to issue RSUs under the 2023 Plan is not subject to the approval of our stockholders.

In connection with approval of the Amendments, the Board awarded Mr. Les Ottolenghi, our Chief Executive Officer, Principal Executive Officer and President, 7,284,464 RSUs and Mr. John Dermody, our VP of Operations, 500,000 RSUs (together, the “Officer Awards”).

The Restricted Stock Unit Agreement for Mr. Ottolenghi’s RSUs contains the following vesting schedule and conditions: (1) a four-year vesting schedule, whereby 1/16th of the 7,284,464 RSUs (i.e., 455,279 RSUs) will vest on the first day of each quarter, commencing on January 1, 2026; (2) 455,279 RSUs will be deemed to have vested immediately; and (3) acceleration of all vesting upon (A) a Sale Event, (B) a termination of Mr. Ottolenghi’s employment by us other than for Cause, death or Disability, or (C) Mr. Ottolenghi’s resignation with Good Reason; provided that the definitions of “Sale Event,” “Cause,” “Disability,” and “Good Reason” will use the meanings ascribed to such terms in Mr. Ottolenghi’s Employment Agreement with us.

The Restricted Stock Unit Agreement for Mr. Dermody RSUs contains the following vesting schedule and conditions: (1) a four-year vesting schedule, whereby 1/16th of the 500,000 RSUs (i.e., 31,250 RSUs) will vest on the first day of each quarter, commencing on January 1, 2026; (2) 31,250 RSUs will be deemed to have vested immediately; and (3) acceleration of all vesting upon a Sale Event; provided that the definition of “Sale Event” will use the meaning ascribed to such term in Mr. Dermody’s Employment Agreement with us.

The foregoing summary of the Amendments and the Officer Awards are qualified in their entirety by reference to the full text of the 2023 Plan as amended and restated, the Restricted Stock Unit Agreement for Mr. Ottolenghi and the Restricted Stock Unit Agreement for Mr. Dermody which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. You are urged to read said exhibits attached hereto in their entirety.

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Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	VIP Play, Inc. 2023 Stock Plan, as Amended and Restated effective October 3, 2025
10.2	VIP Play, Inc. Restricted Stock Unit Agreement with Les Ottolenghi
10.3	VIP Play, Inc. Restricted Stock Unit Agreement with John Dermody
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2025	VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi, CEO

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